UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2009 (July 15, 2009)

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Not Applicable	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 15, 2009, the Mohegan Tribal Gaming Authority (the “Authority”) drew $340.0 million under its $850.0 million revolving bank credit facility, which was established pursuant to a Third Amended and Restated Loan Agreement, dated as of December 10, 2008, by and among the Authority, the Mohegan Tribe of Indians of Connecticut, the lenders named therein and Bank of America, N.A., as Administrative Agent. The proceeds of this borrowing were used to repay the Authority’s 6 3/8% $330.0 million Senior Subordinated Notes at maturity on July 15, 2009, plus accrued interest. The total amount outstanding on the Authority’s bank credit facility immediately following the draw was $730.8 million, which matures on March 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: July 17, 2009	By:	/s/ Marilynn R. Malerba
Marilynn R. Malerba
Vice Chair, Management Board